Exhibit 99.1

DocGo Announces Record Fourth Quarter and Full Year 2021 Results

Q4 and full year revenue increased 289% and 239%, respectively, over comparable prior year periods Positive adjusted EBITDA and net income for both the quarter and full year

NEW YORK, NY, March 14, 2022 - DocGo (Nasdaq:DCGO), a leading provider of last-mile mobile health services and integrated medical transportation solutions, today announced financial and operating results for the fourth quarter and full year ending December 31, 2021.

“The fourth quarter caps a year in which we made substantial progress, further penetrating into existing markets while launching in nine new ones, all while continuing to invest in a world class clinical team and transitioning to a publicly-traded company,” stated Stan Vashovsky, Chief Executive Officer and Co-Founder. “Our fourth quarter and full year revenue growth of 289% and 239%, respectively, reflects not only the significant unmet need that we are addressing within the healthcare ecosystem, but also the unique value proposition that we deliver to some of the largest government, corporate and health system entities in the country. We are operating in a vast, untapped market with a scalable and capital efficient business model, and I believe we are in the very early stages of accelerating recurring revenue growth. I look forward to a very successful 2022.”

Fourth Quarter Financial Highlights

●	Total revenue was $121.3 million, representing growth of 289% over $31.2 million in the fourth quarter of 2020.

●	Mobile Health revenue increased to approximately $102.6 million, compared to $15.8 million in the fourth quarter of 2020. The increase reflects the extension of certain key contracts as well as significant recent contract wins.

●	Medical transport revenue was approximately $18.7 million, up 21% from $15.4 million in the fourth quarter of 2020.

●	Adjusted EBITDA grew to approximately $17.3 million, versus an Adjusted EBITDA loss of $2.9 million in the fourth quarter of 2020.

●	Net income was $20.3 million, which represents a substantial improvement over the net loss of $4.4 million in the fourth quarter of last year, reflecting the strong increase in revenues during the quarter, which occurred while certain overhead costs remained in line with prior periods. Net income in Q4 2021 includes a gain of approximately $5.2 million relating to the remeasurement of warrant liabilities.

Full Year Financial Highlights

●	Total revenue was $318.7 million, an increase of 239% from $94.1 million in 2020.

●	Mobile Health revenue increased to approximately $234.4 million in 2021, compared to $30.9 million in 2020. The increase reflects the expansion of the services offered by this segment in 2021, with growth accelerating throughout the year, as DocGo increased both its customer base and geographic reach. The year witnessed the extension of certain key contracts as well as significant new contract wins.

●	Medical transport revenue was approximately $84.3 million in 2021, up 33% from $63.2 million in 2020. Both trip volumes and average price per trip increased from 2020 levels.

●	Covid testing-related revenue is estimated to be approximately $110 million.

●	Adjusted EBITDA grew to approximately $25.1 million in 2021, even with significant investments made in regional expansion and personnel, versus an Adjusted EBITDA loss of $8.1 million in 2020.

●	Net income was $19.2 million for the full year 2021, which represents a substantial improvement over a net loss of $14.8 million in 2020. Net income in 2021 includes a gain of approximately $5.2 million relating to the remeasurement of warrant liabilities.

●	As of December 31, 2021, the company held cash and cash equivalents of $175.5 million with insignificant debt, and an additional $78.4 million of accounts receivable.

Corporate Highlights

●	Closed merger with Motion Acquisition Corp. and raised net proceeds of approximately $158 million, including an associated PIPE financing.

●	Hired 2,340 new employees in 2021, bringing total number of medical providers to over 3,800 as of December 31.

2022 Guidance

The company sees strong demand from our customers for both mobile health and transportation services, and anticipates 2022 revenue to be approximately $400-420 million, representing growth of 27-32% over 2021, or a 65% increase if we exclude non-recurring Covid testing revenue from the second half of both years. Adjusted EBITDA is anticipated to be approximately $35-41 million.

Conference call and webcast

DocGo management will host a conference call and webcast to discuss the fourth quarter and full year results tomorrow, March 15, at 8:30am ET. To access the conference call, please dial 1-877-407-0784 (U.S.) or 1-201-689-8560 (international). Reference conference ID 13727132.

The webcast can be accessed using the following link: https://viavid.webcasts.com/starthere.jsp?ei=1529651&tp_key=a6273f4fcd or under “Events” on the “Investors” section of the company’s website, https://ir.docgo.com/.

About DocGo

DocGo is a leading provider of last-mile mobile care services and integrated medical transportation solutions. DocGo is disrupting the traditional four-wall healthcare system by providing care to patients where and when they need it. DocGo’s innovative technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks, and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning DocGo. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii) our competitive position and opportunities, and (iii) other statements identified by words such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, “outlook”, “guidance”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, and current market trends and conditions. Forward-looking statements inherently involve risks and uncertainties, many of which are beyond our control, and which may cause actual results to differ materially from those contained in our forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect current or future results include possible accounting adjustments made in the process of finalizing reported financial results; any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 coronavirus pandemic; competitive pressures; pricing declines; rates of growth in our target markets; our ability to improve gross margins; cost-containment measures; legislative and regulatory actions; the impact of legal proceedings and compliance risks; the impact on our business and reputation in the event of information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; and the ability of the company to comply with laws and regulations regarding data privacy and protection. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media Contact:

Janine Warner

Crowe PR

docgo@crowepr.com

(646) 916-5314

Investor Contacts:

Steven Halper LifeSci Advisors

shalper@lifesciadvisors.com

or

ir@docgo.com

646-876-6455

Reconciliation of Adjusted EBITDA to GAAP Net Income

	Q4		YTD
	2020	2021	2020	2021
Net Income/(loss) (GAAP)	$-4.4	$20.3	$-14.8	$19.2
(+) Net Interest expense/ (income)	$-0.2	$0.3	$0.2	$0.8
(+) Income Tax	$0.1	$-0.4	$0.2	$0.6
(+) Depreciation & amortization	$1.4	$2.0	$5.4	$7.5
(+) Remeasurement of Warrant Liabilities	$0.0	$-5.2	$0.0	-5.2
EBITDA	$-3.1	$17.1	$-9.0	$22.9

(+) Non-cash stock compensation	$0.2	$0.2	$0.7	$1.3
(+) Non-recurring expense	$0.0	$0.1	$0.2	$0.9
Adjusted EBITDA	$-2.9	$17.3	-$8.1	$25.1

DocGo Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	Years Ended December 31,
	2021	2020

ASSETS

Current assets:
Cash and cash equivalents	$175,537,221	$32,418,220
Accounts receivable, net of allowance of $7,377,389 and $3,193,048 as of December 31, 2021 and 2020, respectively	78,383,614	24,854,957
Prepaid expenses and other current assets	2,111,656	1,150,491

Total current assets	256,032,491	58,423,668

Property and equipment, net	12,733,889	9,105,597
Intangibles, net	10,678,049	10,674,106
Goodwill	8,686,966	6,610,557
Restricted cash	3,568,509	2,039,053
Operating lease right-of-use assets	4,195,682	4,997,407
Finance lease right-of-use assets	9,307,113	7,001,644
Equity method investment	589,058	-
Other assets	3,810,895	1,320,331
Total assets	$309,602,652	$100,172,363

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,833,970	$3,954,123
Accrued liabilities	35,110,877	14,254,438
Line of credit	25,881	-
Notes payable, current	600,449	664,357
Due to seller	1,571,419	1,125,522
Operating lease liability, current	1,461,335	1,620,470
Finance lease liability, current	3,271,990	1,876,765
Total current liabilities	57,875,921	23,495,675

Notes payable, non-current	1,302,839	594,494
Operating lease liability, non-current	2,980,946	3,638,254
Finance lease liability, non-current	6,867,420	5,496,899
Warrant liabilities	13,518,502	-
Total liabilities	82,545,628	33,225,322

DocGo Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	Years Ended December 31,
	2021	2020

STOCKHOLDERS’ EQUITY:
Class A common stock ($0.0001 par value; 500,000,000 and no par value 125,482,677 shares authorized as of December 31, 2021 and 2020, respectively; 100,133,953 and 76,489,205 shares issued and outstanding as of December 31, 2021 and 2020, respectively)	10,007	-
Additional paid-in-capital	283,161,222	142,346,852
Accumulated deficit	(63,556,714)	(87,300,472)
Accumulated other comprehensive loss	(32,501)	(48,539)
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	219,582,014	54,997,841
Noncontrolling interests	7,475,010	11,949,200
Total stockholders’ equity	227,057,024	66,947,041
Total liabilities and stockholders’ equity	$309,602,652	$100,172,363

DocGo Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2021	2020

Revenue, net	$318,718,580	$94,090,658
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	208,971,062	62,743,607
Operating expenses:
General and administrative	74,892,828	34,913,395
Depreciation and amortization	7,511,579	5,507,655
Legal and regulatory	3,907,660	3,747,865
Technology and development	3,320,183	1,189,583
Sales, advertising and marketing	4,757,970	746,236
Total expenses	303,361,282	108,848,341
Income (loss) from operations	15,357,298	(14,757,683)

Other income (expenses):
Interest income (expense), net	(763,030)	(204,632)
Gain from PPP loan forgiveness	142,667	-
Gain (loss) on disposal of fixed assets	(34,342)	30,546
Gain on remeasurement of warrant liabilities	5,199,496	-
Loss on initial equity method investment	(66,818)	-
Other income (loss)	(40,086)	300,000
Total other income (expense)	4,437,887	125,914

Net income (loss) before income tax benefit (expense)	19,795,185	(14,631,769)
Income tax expense	(615,697)	(167,443)
Net income (loss)	19,179,488	(14,799,212)
Net loss attributable to noncontrolling interests	(4,564,270)	(439,268)
Net income (loss) attributable to stockholders of DocGo Inc. and Subsidiaries	23,743,758	(14,359,944)
Other comprehensive income (loss)
Foreign currency translation adjustment	16,038	196,345
Total comprehensive gain (loss)	$23,759,796	$(14,163,599)

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Basic	$0.30	$(0.25)
Weighted-average shares outstanding - Basic	80,293,959	58,370,157

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Diluted	$0.25	$(0.25)
Weighted-average shares outstanding - Diluted	94,863,613	58,370,157

DocGo Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$19,179,488	$(14,799,212)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	2,312,437	1,874,069
Amortization of intangible assets	1,845,193	1,451,214
Amortization of finance lease right-of-use assets	2,913,925	2,182,372
Loss (Gain) on disposal of assets	34,342	(30,546)
Loss from equity method investment	66,818	-
Gain from PPP loan forgiveness	(142,667)	-
Bad debt expense	4,467,956	1,885,457
Stock based compensation	1,376,353	687,072
Due to seller write off	-	(300,000)
Gain on remeasurement of warrant liabilities	(5,199,496)	-
Changes in operating assets and liabilities:
Accounts receivable	(57,996,613)	(16,153,948)
Prepaid expenses and other current assets	(961,165)	94,091
Other assets	(2,490,564)	(218,099)
Accounts payable	11,879,850	3,006,187
Accrued liabilities	20,766,723	9,666,651
Net cash used in operating activities	(1,947,420)	(10,654,692)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(4,808,409)	(4,361,501)
Proceeds from disposal of property and equipment	74,740	276,224
Acquisition of intangibles	(1,849,136)	(1,954,745)
Acquisition of businesses	(1,300,000)	-
Acquisition of leased assets	(50,504)	-
Investments in equity method investment	(655,876)	-
Net cash used in investing activities	(8,589,185)	(6,040,022)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	8,000,000	-
Repayments of revolving credit line	(8,000,000)	-
Repayments of notes payable	(604,826)	(798,371)
Due to seller	(595,528)	(34,002)
Noncontrolling interest contributions	333,025	1,500,002
Acquisition of UK Ltd remaining 20% shares	(479,331)	-
Proceeds from exercise of stock options	628,592	-
Issuance costs related to merger recapitalization	(19,961,460)	-
Proceeds from issuance of Class A common stock, net of transaction cost	178,102,313	-
Payments on obligations under finance lease	(2,216,309)	(1,479,722)
Net cash provided by (used in) financing activities	155,206,476	(812,093)

Effect of exchange rate changes on cash and cash equivalents	(21,414)	196,345

Net increase (decrease) in cash and restricted cash	144,648,457	(17,310,462)
Cash and restricted cash at beginning of period	34,457,273	51,767,735

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Years Ended December 31,
	2021	2020
Supplemental disclosure of cash and non-cash transactions:

Cash paid for interest	$315,272	$608,262

Cash paid for interest on finance lease liabilities	$525,476	$440,852

Cash paid for income taxes	$615,697	$117,443

Right-of-use assets obtained in exchange for lease liabilities	$5,271,662	$1,600,289

Fixed assets acquired in exchange for notes payable	$1,113,102	$-

Due to Seller non cash	$434,494	$-

Gain from PPP loan forgiveness	$142,667	$-

Reconciliation of cash and restricted cash
Cash	$175,537,221	$32,418,220

Restricted Cash	3,568,509	2,039,053

Total cash and restricted cash shown in statement of cash flows	$179,105,730	$34,457,273

Non-cash investing activities Acquisition of business funded by acquisition payable	1,028,942	837,168

	Years Ended December 31,
	2021	2020
Primary Geographical Markets
United States	$309,218,594	$88,362,445
United Kingdom	9,499,986	5,728,213
Total revenue	$318,718,580	$94,090,658

Major Segments/Service Lines
Transportation Services	$84,268,817	$63,188,855
Mobile Health	234,449,763	30,901,803
Total revenue	$318,718,580	$94,090,658